EX.99-77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:  Goldman Sachs Commodity Strategy Fund
Name of Underwriter Purchased From: Bank of America
Name of Underwriting syndicate members: Bank of America Securities, Barclays Capital, Goldman, Sachs & Co., CGMI, Merrill Lynch, Blaylock Robert Van LLC, Daiwa Securities Inc., DB Securities, JPMorgan, Loop Capital Markets, Mitsubishi UFJ Securities, Wells Fargo Securities
Name of Issuer: General Mills Inc.
Title of Security: GIS5 1/4 08/15/13
Date of First Offering: 7/31/2008
Dollar Amount Purchased: $1,548,559
Number of Shares Purchased: 1,550,000
Price Per Unit: 99.784

Name of Fund: Goldman Sachs Commodity Strategy Fund
Name of Underwriter Purchased From: JPMorgan
Name of Underwriting syndicate members: Bank of America Securities, Goldman, Sachs & Co., JPMorgan, Morgan Stanley, Loop Capital Markets, Wells Fargo Name of Issuer: Walgreen Company
Title of Security: WAG4 7/8 08/01/13
Date of First Offering: 7/14/2008
Dollar Amount Purchased: $2,714,345
Number of Shares Purchased: 2,725,000
Price Per Unit: 99.609

Name of Fund: Goldman Sachs Commodity Strategy Fund
Name of Underwriter Purchased From: Credit Suisse First Boston
Name of Underwriting syndicate members: Bank of America Securities, Credit Suisse, Goldman, Sachs & Co., JPMorgan Securities, Morgan Stanley, RBS Greenwich Capital, Bank of Tokyo Mitsubishi Ltd., Bank of China, Bank of Nova Scotia, CGMI, DB Securities, HSBC Securities, ING Bank NV, Mizuho Securities USA, Santander Investment Securities, Standard Chartered Bank, UBS Securities, Williams Capital Group LP
Name of Issuer: E.I. Du Pont De Nemours
Title of Security: DD 5 07/15/13
Date of First Offering: 7/23/2008
Dollar Amount Purchased: $1,559,376
Number of Shares Purchased: 1,575,000
Price Per Unit: 99.008






Name of Fund: ILA Tax-Exempt Diversified
Name of Underwriter Purchased From: Citigroup
Name of Underwriting syndicate members: Goldman, Sachs & Co., Banc of American Securities, Citigroup, Merrill Lynch & Co., Edward D. Jones & Co., L.P., Fidelity Capital Markets Services, JPMorgan, Morgan Stanley,
Ramirez & Co., Inc., Siefert Brandford Shank & Co., Stifel Nicolaus
Name of Issuer: State of Michigan
Title of Security: State of Michigan Full Faith and Credit General Obligation
 Notes, Fiscal Year 2009, Series A
Date of First Offering: 11/13/2008
Dollar Amount Purchased: $20,164,200
Number of Shares Purchased: 200,000
Price Per Unit: 100.821

Name of Fund: ILA Tax-Exempt Diversified
Name of Underwriter Purchased From: Citigroup
Name of Underwriting syndicate members: Goldman, Sachs & Co., Banc of America Securities, Citigroup, Merrill Lynch & Co., L.P., Fidelity Capital Markets Services, JPMorgan, Morgan Stanley, Ramirez & Co., Inc., Siefert Branford Shank & Co., Stifel Nicolaus
Name of Issuer: State of Michigan
Title of Security: State of Michigan Full Faith and Credit General Obligation Notes, Fiscal Year 2009, Series A
Date of First Offering: 12/17/2008
Dollar Amount Purchased: $5,052,350
Number of Shares Purchased: 50,000
Price Per Unit: 101.047

Name of Fund: Financial Square Tax-Free
Name of Underwriter Purchased From: Citigroup
Name of Underwriting syndicate members: Goldman, Sachs & Co., Banc of America Securities, Citigroup, Merrill Lynch & Co., Edward D. Jones & Co., L.P., Fidelity Capital Markets Services, JPMorgan, Morgan Stanley, Ramirez & Co., Inc.
 Siefert Brandford Shank & Co., Stifel Nicolaus
Name of Issuer: State of Michigan
Title of Security: State of Michigan Full Faith and Credit General Obligation Notes, Fiscal Year 2009, Series A
Date of First Offering: 11/13/2008
Dollar Amount Purchased: $131,067,300
Number of Shares Purchased: 1,300,000
Price Per Unit: 100.821





Name of Fund: Financial Square Tax-Free
Name of Underwriter Purchased From: Citigroup
Name of Underwriting syndicate members: Goldman, Sachs & Co., Banc of America Securities, Citigroup, Merrill Lynch & Co., Edward D. Jones & Co., L.P., Fidelity Capital Markets Services, JPMorgan, Morgan Stanley, Ramirez & Co., Inc., Siefert Brandford Shank & Co., Stifel Nicolaus
Name of Issuer: State of Michigan
Title of Security: State of Michigan Full Faith and Credit Obligation Notes, Fiscal Year 2009, Series A
Date of First Offering: 12/17/2008
Dollar Amount Purchased: $50,523,500
Number of Shares Purchased: 500,000
Price Per Unit: 101.047